Exhibit 99.1

FINJAN HOLDINGS APPOINTS JULIE MAR-SPINOLA AS VICE PRESIDENT, LEGAL OPERATIONS

26-year Industry Veteran with Extensive Background in Intellectual Property, Litigation, and General Corporate Law

NEW YORK, February 11, 2014--- Finjan Holdings, Inc. (OTC MKT: FNJN) (the "Company") today announced the appointment of Julie Mar-Spinola as Vice President, Legal Operations.  In this newly created role, Ms. Mar-Spinola will join the Company's senior management team and have a dual business and legal role, including building up Finjan's Intellectual Property (IP) assets, heading up legal operations, and overseeing the Company's patent enforcement program to protect its proprietary technologies and IP.  She will report to Finjan's President, Phil Hartstein.

Ms. Mar-Spinola has over 26 years of experience in the technology sector.  Prior to joining Finjan, she was Interim General Counsel for core system BIOS firm, Phoenix Technologies, Ltd., where she successfully helped close the acquisition of system optimization software company, iolo technologies.  Prior to Phoenix, she was Vice President, Legal for thin film solar start-up, Alta Devices, Inc., where she architected and launched Alta's worldwide patent strategy, growing its U.S. patent portfolio over 200% during an 18-month period.  Before Alta Devices, she was the Vice President, Global Affairs for worldwide semiconductor manufacturer Atmel Corporation, where she transformed the IP, Litigation and Licensing department into a profit center for the company by, among other achievements, successfully leading to victory several major litigation matters and collecting over $100 million in jury awards.  Ms. Mar-Spinola joined Atmel from international law firm Heller Ehrman, where, being the firm's first patent attorney, she played a key role in the formation of Heller Ehrman's highly successful IP litigation group.

"Julie is a seasoned corporate executive whose expertise in intellectual property and technology will make her an integral member of our senior management team," said Finjan's President, Phil Hartstein.  "Her extensive track record in IP asset management, patent litigation and dispute resolution strengthens our ability to protect our proprietary inventions resulting from decades-long R&D efforts and invested dollars while meeting Finjan's commitment to the advancement of innovations in the cyber security space."

"I am excited and enthused about joining Finjan and the core management team here," added Ms. Mar-Spinola.  "In today's environment, cybersecurity is at the forefront of international and commercial interests and concerns..  It is quite energizing to be part of an organization who was the first to invent technologies able to detect and deflect software intrusions and malicious code delivery and who is committed to investing in new cybersecurity innovations to address such interests.  Importantly, Finjan's core values and best practices fit well with my own.  This position presents a unique opportunity not only to help advance the Company's growth objectives, but also to advance a culture of thoughtful, composed, and sound decision-making processes for the benefit of its shareholders, employees, and the community as a whole."

Ms. Mar-Spinola is a certified mediator for the U.S. District Court for the Northern District of California, specializing in patent disputes.  She is also the Co-Founder and Chairman of the Board of ChIPs Network, Inc.. (ChIPs), a non-profit organization that supports, educates, and promotes the advancement of women in IP law, and a board member of Women's Audio Mission (WAM), a non-profit group dedicated to the education and advancement of women and girls in music production in the recording arts.  She is a registered patent attorney and admitted to the California State Bar.

With this key appointment, Finjan continues to round out its senior management team in support of the Company's planned growth strategy.  Recognized internationally as a pioneer and leader in web and network security, Finjan's decades-long investment in innovation is captured in its patent portfolio, centered around software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis.  Finjan has proudly licensed its patents and technology to several major software and technology companies around the world.

For Additional Information:www.finjan.com

ABOUT FINJAN:
Founded in 1997, Finjan is one of the first companies to develop and patent proprietary technology and software that is capable of detecting previously unknown and emerging threats on a real-time, behavior-based basis, in contrast to signature-based methods of intercepting only known threats to computers, which were previously standard in the online security industry.  Finjan continues to be a leading online security and technology company, developing and patenting new proprietary technologies related to software that proactively detects malicious code and thereby protects end-users from identity and data theft, spyware, malware, phishing, trojans and other online threats.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek" and similar expressions and include any projections or estimates set forth herein. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, without limitation, those detailed in our filings with the Securities and Exchange Commission ("SEC"). Neither the Company nor any of its affiliates undertakes any obligation to update and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The Company will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. The filings with the SEC will contain important information regarding the Company, its business, financial condition, results of operations and prospects.  One should assume that information contained in any of the filings with the SEC is only accurate as of the date specified in such filings.  The business, financial condition, results of operations and prospects may have changed materially since any such date. One is advised to carefully review the "Risk Factors" set forth in the Current Report on Form 8-K filed with the SEC on June 3rd, 2013.

Investor Relations Contact:

Media and Press Relations
Joshua Weisbord
Finjan Holdings, Inc.
Telephone: (646) 568-3313
Email: joshua@finjan.com